CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF
                             LIMITED PARTNERSHIP OF

                     CITIGROUP DIVERSIFIED FUTURES FUND L.P.

                              UNDER SECTION 121-202

                     OF THE REVISED LIMITED PARTNERSHIP ACT

     The undersigned, desiring to amend the Certificate of Limited Partnership of Citigroup Diversified Futures Fund L.P. pursuant to the provisions of Section 121-202 of the Revised Limited Partnership Act of the State of New York, does hereby certify as follows:

     FIRST: The name of the Limited Partnership is Citigroup Diversified Futures Fund L.P.

     SECOND: The Certificate of Limited Partnership of the limited partnership was filed by the Department of State on December 3, 2002.

     THIRD: The Certificate of Limited Partnership of the limited partnership is hereby amended in the following respects:

     Paragraph 3 of the Certificate of Limited Partnership, which sets forth the designation of the secretary of state as agent of the limited partnership upon whom process against it may be served and the post office address to which the secretary of state shall mail a copy of any process against it served upon him, is hereby amended to read as follows:

     The post office address to which the Secretary of State shall mail a copy of any process against the Partnership is:

                          Citigroup Managed Futures LLC
                         399 Park Avenue, Seventh Floor
                               New York, NY 10022
                              Attn: David J. Vogel

         Paragraph 5 of the Certificate of Limited Partnership, which sets forth the name and business address of each general partner, is hereby amended as the existing name and address of the sole general partner are being changed to read as follows:

         The name and mailing address of the sole general partner of the Partnership is:
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                          Citigroup Managed Futures LLC
                         399 Park Avenue, Seventh Floor
                               New York, NY 10022

     IN WITNESS WHEREOF, the undersigned executed this Amendment to the Certificate of Limited Partnership on this 21st day of May 2003.





                                    By  /s/ David J. Vogel
                                            -------------
                                            David J. Vogel
                                            President
                                            Citigroup Managed Futures LLC